EXHIBIT 23.1





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We hereby consent to the incorporation in this Registration Statement on Form 10-12G of our report dated August 28, 2013, relating to the consolidated financial statements of Three Forks, Inc. and Subsidiaries, as of December 31, 2012 and those of Five JABS, Inc. for the years ended December 31, 2012 and 2011 then ended and to all references to our firm included in this Registration Statement.



/s/ B F Borgers CPA PC

Certified Public Accountants
Denver, Colorado
August 29, 2013